EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                              One S.E. Third Avenue
                                   28th Floor
                            Miami, Florida 33131-2948
                            Telephone: (305) 374-5600
                            Telecopy: (305) 374-5095

                                 April 30, 1998


Advanced Electronic Support Products, Inc.
1810 N.E. 144th Street
North Miami, FL 33181

      RE:   REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     We have acted as counsel to Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 1,897,907 shares of the Company's common stock, par value $.001 per share, all of which are issued and outstanding (the "Shares").

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. Our opinion as to the matters expressed herein is as of the date above and we disclaim any obligation to update our opinion.

Advanced Electronic Support Products, Inc.
April 30, 1998
Page 2

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act to the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    /S/ AKERMAN, SENTERFITT & EIDSON, P.A.
                                    --------------------------------------------
                                    AKERMAN, SENTERFITT & EIDSON, P.A.